UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2018 (October 25, 2018)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01          Entry into a Material Definitive Agreement.

On October 25, 2018, KemPharm, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Agreement”) with KVK Tech, Inc. (“KVK”), pursuant to which the Company has granted an exclusive license to KVK to conduct regulatory activities for, manufacture and commercialize APADAZ®, the Company’s product indicated for the short-term (no more than 14 days) management of acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate, in the United States.

Pursuant to the Agreement, KVK has agreed to pay the Company pre-launch payments and cost reimbursements of an estimated $3.4 million, which includes a pre-launch payment of $2.0 million within 10 days of the achievement of a specified milestone related to the initial formulary adoption of APADAZ (the “Initial Adoption Milestone”). In addition, KVK has agreed to make additional payments upon the achievement of specified sales milestones of up to $53.0 million in the aggregate. Further, the Company and KVK will share the quarterly Net Profits (as defined in the Agreement) of APADAZ by KVK in the United States at specified tiered percentages, ranging from the Company receiving 30% to 50% of Net Profits, based on the amount of Net Sales (as defined in the Agreement) on a rolling four quarter basis. The Company is responsible for a portion of commercialization and regulatory expenses for APADAZ until the Initial Adoption Milestone is achieved, after which KVK will be responsible for all expenses incurred in connection with commercialization and maintaining regulatory approval in the United States.

The Agreement will terminate on the later of the date that all of the patent rights for APADAZ have expired in the United States or KVK’s cessation of commercialization of APADAZ in the United States. KVK may terminate the Agreement upon 90 days written notice if a regulatory authority in the United States orders KVK to stop sales of APADAZ due to a safety concern. In addition, after the third anniversary of the Agreement, KVK may terminate the Agreement without cause upon 18 months prior written notice. The Company may terminate the Agreement if KVK stops conducting regulatory activities for or commercializing APADAZ in the United States for a period of six months, subject to specified exceptions, or if KVK or its affiliates challenge the validity, enforceability or scope of any licensed patent under the Agreement. Both parties may terminate the Agreement (i) upon a material breach of the Agreement, subject to a 30-day cure period, (ii) the other party encounters bankruptcy or insolvency or (iii) if the Initial Adoption Milestone is not achieved. Upon termination, all licenses and other rights granted by the Company to KVK pursuant to the Agreement would revert to the Company.

The Agreement also establishes a joint steering committee, which will monitor progress in the development and commercialization of APADAZ.

The foregoing is a summary description of certain terms of the Agreement, is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 3.02          Unregistered Sale of Equity Securities.

In connection with the Agreement, on October 25, 2018, the Company issued to KVK a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $2.30 share, which reflects the closing price of the Company’s common stock on the Nasdaq Global Market on October 25, 2018 (the “Warrant”). The Warrant is initially not exercisable for any shares of common stock. Upon the achievement of each of four specified milestones under the Warrant, the Warrant will become exercisable for an additional 125,000 shares for each of the four specified milestones, up to an aggregate of 500,000 shares, of the Company’s common stock. The exercise price and the number and type of shares underlying the Warrant are subject to adjustment in the event of specified events, including a reclassification of the Company’s common stock, a subdivision or combination of the Company’s common stock, or in the event of specified dividend payments. The Warrant is exercisable until October 24, 2023. Upon exercise, the aggregate exercise price may be paid, at KVK’s election, in cash or on a net issuance basis, based upon the fair market value of the Company’s common stock at the time of exercise.

The Warrant was offered and sold to KVK in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. KVK represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and is acquiring the Warrant for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Warrant was offered without any general solicitation by the Company or its representatives.

The foregoing is a summary description of certain terms of the Warrant, is not complete and is qualified in its entirety by reference to the text of the Warrant, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 7.01          Regulation FD Disclosure.

On October 30, 2018, the Company made available on the Company's website at www.kempharm.com an investor presentation on matters related to the Agreement and the APADAZ commercialization strategy.

A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 and contained in the presentation furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Presentation titled "Management Presentation" dated October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: October 30, 2018	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer